GENEREX TO RAISE $12,250,000
IN REGISTERED DIRECT OFFERING

WORCESTER, MA, September 14, 2009 (GlobeNewswire) – Generex Biotechnology Corporation (Nasdaq:GNBT, www.generex.com), the leader in drug delivery for metabolic diseases through the inner lining of the mouth, today announced that it has received commitments from investors to purchase $12,250,000 of securities in a registered direct offering.  Generex expects to receive net proceeds of approximately $11,660,000 after deducting placement agent fees and other offering expenses.  Generex has entered into securities purchase agreements with the investors pursuant to which Generex has agreed to sell an aggregate of 15,312,500 shares of its common stock and warrants to purchase up to 5,053,125 additional shares of its common stock.  Each unit, consisting of one share of common stock and a warrant to purchase one-third of a share of common stock, will be sold for a purchase price of $0.80.

The warrants to purchase additional shares will be exercisable at an exercise price of $1.00 per share beginning 183 days after issuance and will expire five years from the date they are first exercisable.  All of the securities were offered pursuant to an effective shelf registration statement.  Proceeds from the transaction will be used for general corporate purposes.  The offering is expected to be consummated by September 14, 2009, subject to customary closing conditions.

Commenting on the capital raise, Anna Gluskin, the Company's President & Chief Executive Officer, stated: "We are now on solid financial ground, allowing us to concentrate our efforts on forwarding our robust portfolio of products.  With our recent USFDA approval of a treatment IND for our flagship product, Generex Oral-lyn™, we have never been more excited about our company’s future and we intend to dedicate all of our efforts toward reaching our commercialization goals for the benefit of all our shareholders.”

Midtown Partners & Co., LLC and Maxim Group LLC acted as co-placement agents for the transaction.

A shelf registration statement relating to the shares of common stock and warrants issued in the offering (and the shares of common stock issuable upon exercise of the warrants) has been filed with the Securities and Exchange Commission (the “SEC”) and has been declared effective.  A prospectus supplement relating to the offering will be filed by Generex with the SEC.  Copies of the prospectus supplement and accompanying prospectus may be obtained directly from Generex by contacting Generex Biotechnology Corporation, Suite 202, 33 Harbour Square, Toronto, Ontario, Canada M5J 2G2.  This announcement is neither an offer to sell nor a solicitation of an offer to buy any shares of common stock or warrants of Generex.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Generex Biotechnology Corporation

Generex is engaged in the research, development and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device.  The Company's flagship product, oral insulin (Generex Oral-lyn™), which is available for sale in India, Lebanon, Algeria, and Ecuador for the treatment of subjects with Type-1 and Type-2 diabetes, is in Phase III clinical trials at several sites around the world. Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutics for the treatment of malignant, infectious, allergic, and autoimmune diseases.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.

Safe Harbor Statement

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.  Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials.  Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Investor Relations Contact:
American Capital Ventures, Inc.
Howard Gostfrand
1-877-918-0774

Media Contact:
Beckerman Public Relations
Angelene Taccini
201-488-0049